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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110676) of Safety Insurance Group, Inc. of our reports dated March 12, 2004 and March 15, 2002 relating to the financial statements and financial statement schedules of Safety Insurance Group, Inc., which appear in Safety Insurance Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

Hartford, Connecticut
March 12, 2004

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  Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS